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                                                                  Exhibit 10.8.2

TO: SHENZHEN NEPSTAR PHARMACEUTICAL CO., LTD.

                                COMMITMENT LETTER

I, Tu Feng, as the shareholder of Shenzhen Nepstar Management Consulting Co., Ltd. (hereinafter referred to as "Nepstar Management Consulting"), hold 100% equity of such company. On April 28, 2007, Nepstar Management Consulting, Shenzhen Nepstar Pharmaceutical Co., Ltd. ("Nepstar Pharmaceutical") and Shenzhen Nepstar Information and Technology Service Co., Ltd. entered into Shareholders Agreements ("Shareholders Agreements") to jointly and directly or indirectly hold equity interests of the following companies: Shenzhen Nepstar Chain Co., Ltd., Qingdao Nepstar Chain Co., Ltd., Guangzhou Nepstar Chain Co., Ltd., Jiangsu Nepstar Chain Co., Ltd., Shangdong Nepstar Chain Co., Ltd., Shanghai Nepstar Chain Co., Ltd., Sichuang Nepstar Chain Co., Ltd., Hangzhou Nepstar Chain Co., Ltd., Ningbo Nepstar Chain Co., Ltd., Tianjin Nepstar Chain Co., Ltd. and Dalian Nepstar Chain Co., Ltd. ("regional Nepstar companies").

Therefore, I hereby undertake that, during the terms of being a shareholder of Nepstar Management Consulting, I will not directly or indirectly engage in any business in competition with the businesses of Nepstar Pharmaceutical and/or the regional Nepstar companies by investment, participation in operation or any other ways (including acting as an owner, shareholder, partner, director, manager, employee, advisor or consultant).

I hereby agree that this Commitment Letter be an annex to and a component part of the aforesaid Shareholders Agreements regarding the regional Nepstar companies having the same effect as the text of such Shareholders Agreements (in case of any conflict, the text of such Shareholders Agreements shall prevail). Any violation of mine against this Commitment Letter will be deemed as breach by Nepstar Management Consulting and me. Nepstar Management Consulting and I will be liable for such breach according to relevant agreements entered into with Nepstar Pharmaceutical.

Representing and warranting as above.


                                        /s/ Tu Feng
                                        August 21, 2007


Agreed and Accepted by


/s/ Shenzhen Nepstar Management Consulting Co., Ltd.
Shenzhen Nepstar Management Consulting Co., Ltd.
August 21, 2007